Exhibit 10.6

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

DIRECTOR COMPENSATION PLAN

1.	PURPOSE

The purpose of this Director Compensation Plan (the “Plan”) of Primus Telecommunications Group, Incorporated (the “Company”), is to encourage ownership in the Company by outside directors of the Company whose services are considered essential to the Company’s continued progress and thus to provide them with a further incentive to continue to serve as directors of the Company. The Plan also is intended to assist the Company through utilization of the incentives provided by the Plan to attract and retain experienced and qualified candidates to fill vacancies in the Board which might occur in the future.

2.	ADMINISTRATION

The Plan will be administered by a committee of the Board of Directors consisting of those Directors who are not Eligible Directors as defined below (the “Committee”). Subject to the express provisions of the Plan, the Committee will have complete authority to interpret the Plan; to prescribe, amend, and rescind rules and regulations relating to it; to determine the terms and provisions of the respective option or stock award agreements (each of which need not be identical); and to make all other determinations necessary or advisable for the administration of the Plan. The Committee’s determination on the matters referred to in this Section 2 will be conclusive.

3.	PARTICIPATION IN THE PLAN

Persons who are now or shall become incumbent directors of the Company who are not at the time employees of the Company or any subsidiary of the Company (“Eligible Directors”) shall be eligible to participate in the Plan. A director of the Company shall not be deemed to be an employee of the Company solely by reason of the existence of a consulting contract between such director and the Company or any subsidiary thereof pursuant to which the director agrees to provide consulting services as an independent consultant to the Company or its subsidiaries on a regular or occasional basis for a stated consideration.

4.	STOCK SUBJECT TO THE PLAN

The stock subject to the Plan, as of June 16, 2004, shall consist of 900,000 shares of Company’s Common Stock, $.01 par value (“Common Stock”). Such shares may, as the Committee shall from time to time determine, be either authorized and unissued shares of Common Stock or issued shares of Common Stock which have been reacquired by the Company. If an option shall expire or terminate for any reason without having been exercised in full, the shares represented by the portion thereof not so exercised shall (unless the Plan shall have been terminated) become available for other awards to be granted under the Plan.

5.	STOCK OPTIONS

(a) Option Agreements. Each option granted under this Plan shall be evidenced by a written agreement in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the terms and conditions set forth in the Plan.

(b) Issuance of Options. On the effective date of the Plan, each director who is on that date an Eligible Director and thereafter any director who becomes an Eligible Director, either upon initial election as a director or upon a change in status from an employee of the Company to a nonemployee, shall automatically be granted under the Plan an option to purchase 45,000 shares of Common Stock. Subject to the provisions set forth elsewhere in the Plan, options granted to any Eligible Director shall become exercisable, to the extent of one-third of the number of shares granted thereby (15,000 shares), on the date of grant, and cumulatively to the extent of any additional one-third, on each of the next two succeeding anniversaries, so that on the second anniversary of the date of grant, the options granted to any Eligible Director shall be fully exercisable.

(c) Option Price per Share. All options granted hereunder shall be exercisable at a price per share equal to the fair market value (as hereafter defined) of a share of Common Stock on the date of the grant. For all purposes under the Plan, the term “fair market value” of a share of Common Stock shall mean, as of the date on which such fair market value is to be determined, the fair market value as determined by the Committee in such manner as it, in good faith, may deem appropriate; provided, if the Common Stock is at the time of reference publicly traded, the fair market value shall be the preceding trading day’s closing price of a share of Common Stock as reported in the Wall Street Journal (or a publication or reporting service deemed equivalent to the Wall Street Journal for such purpose by the Committee) for the over-the-counter market or any national securities exchange and other securities market which at the time are included in the stock price quotations of such publication. If no such sale is so reported for such date, fair market value shall mean the average of the latest bid and asked prices so reported for such date. In the event that the Committee shall determine such stock price quotation is not representative of fair market value, the Committee may determine fair market value in such a manner as it shall deem appropriate under the circumstances. In no event shall the fair market value of any share of Common Stock be less than its par value.

(d) Options Nontransferable. Each option granted under the Plan by its terms shall not be transferable by the optionee otherwise than by will, or by the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act, or the rules thereunder, and shall be exercisable during the lifetime of the optionee only by him. No option or interest therein may be transferred, assigned, pledged, or hypothecated by the optionee during his lifetime, whether of operation of law or otherwise, or be made subject to execution, Attachment, or similarly processed.

(e) Accelerated Vesting. Notwithstanding the provisions hereof specifying the installments in which options shall be exercisable, options shall become exercisable in full (i) upon the retirement of the director in accordance with any mandatory retirement policy for members of the Board, which policy may be established by the Board, (ii) upon the total and permanent disability or death of the director, or (iii) if any of the following events shall occur: (a) the Company shall execute a definitive agreement to merge or consolidate with or into another corporation and the Company shall not be the surviving corporation in the merger (or shall become a subsidiary of any other corporation party to such merger agreement, unless such transaction shall involve no significant change in beneficial ownership of the Company) and the stockholders of the Company shall have approved the terms of such agreement; (b) the Company shall enter into a definitive agreement to sell or otherwise dispose of all or substantially all of its assets and the stockholders of the Company shall have approved the terms of such agreement; or (c) any person or group shall acquire, or increase its ownership to, more than 25% of the Company’s then outstanding voting stock.

(f) Expiration of Options. No option shall be exercisable after the expiration of the earlier of (i) five years from the date when such option was granted or (ii) three years following (x) the retirement or resignation of the optionee as a director of the Company, or (y) the failure of the optionee to be reelected as director of the Company, or (z) the total and permanent disability or death of the optionee.

(g) Exercise of Options. Options may be exercised only by notice to the Company, accompanied by payment of the full purchase price for the shares as to which they are exercised, as well as any federal, state, and/or local income tax withholding required in connection with the exercise. Such purchase price, together with any income tax withholding amount required, shall be paid in full upon any exercise of an option (i) by cash including a personal check payable to the order of the Company or (ii) by delivering at fair market value, valued as of the date of delivery, Common Stock already owned by the optionee, or (iii) by any combination of (i) and (ii) Shares which otherwise would be delivered to the holder of an option exercise may, at the election of the holder, be retained by the Company in payment of any federal, state, and/or local income tax withholding due in connection with an exercise, and shall be valued at fair market value as of the date of exercise; provided, however, that the, payment of any amount of withholding tax by an optionee with shares of Common Stock (whether already owned by the optionee or retained by the Company from the number of shares otherwise deliverable to the optionee upon exercise) shall be subject to any restrictions set forth in the related option agreement.

(h) Nonstatutory Options. No option granted under the Plan shall constitute an “incentive stock option” as that term is defined in the Internal Revenue Code of 1986.

(i) Modification, Extension, and Renewal of Options. The Committee shall have the power to modify, extend or renew outstanding options and authorize the grant of new options in substitution therefor, provided that such power may not be exercised in a manner which would (i) alter or impair any rights or obligations under any option previously granted without the written consent of the optionee or (ii) adversely affect the qualification of the Plan or any other stock-related plan of the Company under Rule 16b-3 under the Securities Exchange Act of 1934 or any successor provision.

6.	DIRECTOR ELECTION FOR SHARES IN LIEU OF CASH DIRECTOR FEES

6.1 Election. Each Eligible Director, on or after June 16, 2004, may elect to receive whole shares of Common Stock equal to up to 100% of the amount of cash fees otherwise payable by the Company to an Eligible Director for services as a director (including any board meeting attendance fees, committee meeting attendance fees or any other fee payable for serving as a member of the Board, as approved by the Board) in lieu of the payment of such fees in cash. The election shall be in the form attached as Annex A. Such election may be made in incremental amounts of 5% of the total fee, and any continuing election shall remain in effect while such director remains an Eligible Director or until otherwise modified or revoked. Shares issuable pursuant to the foregoing election shall be distributed to each such Eligible Director at the same time as cash compensation would have otherwise been paid.

6.2 Valuation; Issuance; No Fractional Shares. Each share issued or issuable under this Section 6 shall be valued at the fair market value of a share of common stock, as defined in Section 5(c), on (i) the applicable meeting date or (ii) if fees relate to services to be provided over time, rather than attendance or service on a date certain, then on the applicable payment dates as approved by the Board for such services. The number of shares to be issued to an Eligible Director pursuant to an election made under the Plan shall be determined by dividing the amount of the cash election (as specified on an Eligible Director election form) by the applicable amount determined in accordance with the preceding sentence. No fractional shares shall be issued and amounts remaining unapplied thereof shall be carried forward in the case of a continuing election, or remitted to the Eligible Director in other circumstances. Shares shall be issued as soon as practicable after the effectiveness of an election, in accordance with the terms of the election, and shall not be subject to any contractual restriction or vesting provision hereunder if paid or payable under Section 6 hereof.

6.3 Withholding Taxes. The Company shall have the right to make such provisions as it deems necessary or appropriate to satisfy any obligations it may have to withhold federal, state, or local income or other taxes incurred by reason of payments pursuant to the Plan. In lieu thereof, the Company shall have the right to withhold the amount of such taxes from any other sums due or to become due from the Company to an Eligible Director upon such terms and conditions as the Company may prescribe.

7.	ASSIGNMENT

The rights and benefits under this Plan may not be assigned and any attempted assignment of such rights and benefits shall be null and void.

8.	LIMITATION OF RIGHTS

(a) No Right to Continue as a Director. Neither the Plan, nor the granting of an option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a director for any period of time, or at any particular rate of compensation.

(b) No Stockholder’s Rights for Optionees. An optionee or his representative shall have no rights as a stockholder with respect to the shares covered by his option until the date of the issuance to him or his representative of a stock certificate therefor, and no adjustment will be made, except as provided in Section 9 hereof, for dividends or other rights for which the record date is prior to the date such certificate is issued.

9.	CHANGES IN PRESENT STOCK

In the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure or capitalization affecting the Company’s present Common Stock, appropriate adjustment shall be made by the Committee in the number and kind of shares which are or may become subject to options or awards granted or to be granted hereunder and the per share option or purchase price to be paid therefor.

10.	AWARDS; DURATION OF THE PLAN

Awards shall be granted under the Plan at any time or from time to time. The Plan shall terminate on January 2, 2010 (unless earlier discontinued by the Board) but such termination shall not affect the rights of the holder of any option or award outstanding on such date of termination.

11.	AMENDMENT OF THE PLAN

The Board may suspend or discontinue the Plan or revise or amend it in any respect whatever; provided, however, that without approval of the Stockholders no revision or amendment shall change the number of shares subject to the Plan (except as provided in Section 9), change the definition of the class of directors eligible to receive options, or materially increase the benefits accruing to participants under the Plan.

12.	COMPLIANCE WITH LAW, ETC.

Notwithstanding any other provision of this Plan or agreements made pursuant hereto, the Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock under this Plan prior to fulfillment of all of the following conditions:

(a) Effectiveness of any registration or other qualification of such shares or the Company under any state or federal law or regulation which the Board shall, in its absolute discretion or upon the advice of counsel, deem necessary or advisable; and

(b) Grant of any other consent, approval or permit from any state or federal governmental agency or securities exchange which the Board shall, in its absolute discretion or upon the advice of counsel, deem necessary or advisable.

13.	NOTICE

Any notice to the Company required by this Plan shall be in writing addressed to the Secretary of the Company at its principal office, and shall be deemed delivered only when it is received by the Secretary.

14.	GOVERNING LAW

This Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of the State of Delaware, and construed accordingly.

ANNEX A

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

DIRECTOR COMPENSATION PLAN

STOCK ELECTION FORM FOR NON-EMPLOYEE DIRECTORS

ELECTION TO RECEIVE SHARES IN LIEU OF CASH

I hereby elect to receive whole shares of the common stock (the “Shares”) of Primus Telecommunications Group, Incorporated (the “Company”) amounting to             % (in multiples of 5%) of the amount of cash fee otherwise payable by the Company to me for services as a director (including any board meeting attendance fees, committee meeting attendance fees, or any other fee payable for serving as a member of the Board of Directors of the Company, as approved by the Board) in lieu of the payment of such fees in cash. Shares issuable pursuant to the foregoing election shall be determined in accordance with the Primus Telecommunications Group, Incorporated Director Compensation Plan (the “Plan”) and this election shall be distributed to me at the same time as cash compensation would have otherwise been paid. This election shall remain in effect until otherwise modified or revoked, or until such time as I am not eligible to participate in the Plan.

I understand and agree that each Share is valued in accordance with Section 5(c) of the Plan.

The Company may make such provisions as it deems necessary or appropriate to satisfy any obligations it may have to withhold federal, state, or local income or other taxes incurred by reason of payments pursuant to the Plan.

I acknowledge the receipt of the Plan and an offering summary concerning offers of securities pursuant to the Plan. I understand that this election is made under the Plan and is subject to the terms and conditions thereof.

Dated:
Signature of Director